                          EXHIBIT 11


                COMPUTATION OF PER SHARE EARNINGS

              COMPUTATION OF PER SHARE EARNINGS        Exhibit 11



                                           Years Ended
                                 --------------------------------
                                       June 30,      December 31,
                                 ------------------
                                   1995      1994       1993
                                 --------  --------  ------------
                                       (thousands of dollars,
                                      except per share amounts)

Net earnings available for
  common stock.................  $16,069    $ 8,378     $ 6,890
                                 =======    =======     =======

Primary earnings per share:
  Average shares outstanding
    at year end................   11,479      9,866       8,286
  Stock options issued or
    granted....................      255        269         183
                                 -------    -------     -------
  Average shares outstanding...   11,734     10,135       8,469
                                 =======    =======     =======

  Primary earnings per share...  $  1.37    $  0.83     $  0.81
                                 =======    =======     =======

Fully diluted earnings per
  share:
    Average shares out-
      standing at year end.....   11,479      9,866       8,286
    Stock options issued or
      granted..................      271        269         264
                                 -------    -------     -------
    Average shares outstanding.   11,750     10,135       8,550
                                 =======    =======     =======

    Fully diluted earnings
      per share................  $  1.37    $  0.83     $  0.81
                                 =======    =======     =======


- ----------------------

Note: All periods have been adjusted for the 5% stock dividend distributed on June 30, 1994 and the three-for-two stock split distributed in the form of a 50% stock dividend on March 9, 1994.